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                                                                    EXHIBIT 23.3

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our reports dated February 7, 1995 on the financial statements of Red Lion, a California Limited Partnership, as of and for the two years ended December 31, 1994 included in this registration statement, as amended by Amendment No. 2 thereto, and to all references to our Firm included in this registration statement, as amended.

                                          Arthur Andersen LLP

Portland, Oregon
October 31, 1996